Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned directors and officers of Cleveland-Cliffs Inc., an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of Lourenco Goncalves, Keith A. Koci, James D. Graham and Adam D. Munson, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statements on Form S-3 relating to the registration of the issuance of certain debt and equity securities of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 20th day of March, 2020.

Signature	Title
/s/ Lourenco Goncalves
Lourenco Goncalves	Chairman, President and Chief Executive Officer (principal executive officer) and Director

/s/ Keith A. Koci
Keith A. Koci	Executive Vice President, Chief Financial Officer (principal financial officer)

/s/ R. Christopher Cebula
R. Christopher Cebula	Senior Vice President, Chief Administration Officer, Steel Mills & Chief Accounting Officer (principal accounting officer)

/s/ John T. Baldwin
John T. Baldwin	Director

/s/ Robert P. Fisher, Jr.
Robert P. Fisher, Jr.	Director

/s/ Susan M. Green
Susan M. Green	Director

William K. Gerber	Director

/s/ M. Ann Harlan
M. Ann Harlan	Director

Exhibit 24.1

/s/ Ralph S. Michael, III
Ralph S. Michael, III	Director

/s/ Janet L. Miller
Janet L. Miller	Director

/s/ Eric M. Rychel
Eric M. Rychel	Director

/s/ Gabriel Stoliar
Gabriel Stoliar	Director

Douglas Taylor	Director

/s/ Arlene M. Yocum
Arlene M. Yocum	Director